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The  Equitable  Life  Assurance  Society of the United States

SUPPLEMENT DATED JANUARY 6, 2003 TO THE CURRENT PROSPECTUS FOR THE:

o  MEMBERS RETIREMENT PROGRAM
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This Supplement updates the current prospectus for the Members Retirement
Program variable annuity contract ("Prospectus") issued by The Equitable Life Assurance Society of the United States. You should read this Supplement in conjunction with the Prospectus and retain them for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus.


1. Reference to the new adviser listed below replaces reference to the previous advisers listed below in the prospectus set forth under "EQ Advisors Trust" in the prospectus.



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Portfolio                Previous Adviser                 New Adviser
------------------------------------------------------------------------------------------
EQ/Small Company Index   Deutsche Asset Management Inc.   Alliance Capital Management L.P.
------------------------------------------------------------------------------------------


           The Equitable Life Assurance Society of the United States
                           1290 Avenue of the Americas
                               New York, NY 10104


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